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                                                                  EXHIBIT (j)(2)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our Firm included in or made a part of this amendment to the registration statement on Form N-1A of Northern Funds (a Massachusetts business trust).

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP


Chicago, Illinois
June 28, 1999